UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 1, 2010
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (501) 328-4770
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On October 1, 2010, Home BancShares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report that its wholly owned subsidiary, Centennial Bank, had acquired the banking operations of Wakulla Bank, a Florida state-chartered bank headquartered in Crawfordville, Florida (“Wakulla”), through an agreement with the Federal Deposit Insurance Corporation (“FDIC”). Centennial Bank entered into a purchase and assumption agreement with the FDIC, as receiver for Wakulla, on October 1, 2010, pursuant to which Centennial Bank acquired the performing loans and certain assets and assumed substantially all of the deposits and certain liabilities of Wakulla. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and Centennial Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of October 1, 2010.
     This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged. The Company anticipates that it will further amend the Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01.
     Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.
Item 1.01 Entry Into a Material Definitive Agreement
     Effective October 1, 2010, Centennial Bank assumed substantially all of the deposits and acquired certain assets and certain liabilities of Wakulla from the FDIC, as receiver for Wakulla (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement entered into by and among Centennial Bank, the FDIC, as receiver for Wakulla, and the FDIC, on October 1, 2010 (the “Agreement”).
     Under the terms of the Agreement, Centennial Bank acquired approximately $322.4 million in assets, including approximately $236.7 million in loans held by Wakulla, $45.9 million of marketable securities, $9.8 million of cash and cash equivalents (excluding cash paid by the FDIC to complete the Acquisition), $27.6 million of federal funds sold and $2.4 million of other assets. Centennial Bank also assumed approximately $354.4 million in liabilities, including approximately $354.2 million in customer deposits. We did not acquire any non-performing loans or other real estate owned of Wakulla, nor any FHLB borrowings of Wakulla. In addition, no assets were acquired or liabilities assumed from Wakulla’s parent entity. The deposits were acquired at no premium and assets were acquired at a discount to Wakulla’s historic book value as of October 1, 2010 of approximately $52.9 million, subject to customary adjustments. In connection with the Acquisition, the FDIC has made a payment to Centennial Bank in the amount of approximately $80.9 million, subject to customary post-closing adjustments based upon the final closing date balance sheet for Wakulla. The cash payment is settlement for the net equity received, assets discount bid, charge-offs since July 28, 2010, and other customary closing adjustments. The terms of the Agreement provide for the FDIC to indemnify Centennial Bank against certain claims, including claims with respect to liabilities of Wakulla not assumed or otherwise purchased by Centennial Bank, claims made by shareholders of Wakulla, and claims based on any prior action or inaction by Wakulla’s directors, officers and other employees.
     In connection with the Acquisition, Centennial Bank entered into loss sharing agreements with the FDIC. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse Centennial Bank for 70% of losses on the first loss tranche of up to $15.7 million in single family residential loans and up to $22.7 million in commercial loans. The FDIC will reimburse Centennial Bank for 30% of losses on the second loss tranche including the next $8.6 million in single family residential loans and the next $25.7 million in commercial loans.

The FDIC will reimburse Centennial Bank for 80% of losses above these amounts with respect to covered loans. Centennial Bank will reimburse the FDIC for 70%, 30% and 80%, respectively, of recoveries with respect to losses for which the FDIC paid Centennial Bank the respective percentage reimbursement under the loss sharing agreements. The loss sharing agreements do not provide loss sharing for consumer loans, estimated to total approximately $23.2 million, which we acquired from Wakulla.
     In addition, on December 15, 2020 (the “True-Up Measurement Date”), Centennial Bank has agreed to pay the FDIC 50% of the excess, if any, of (i) 20% of an intrinsic loss estimate of $73.0 million, less (ii) the sum of (A) 20% of the net loss amount (the sum of all losses less the sum of all recoveries on covered assets) plus (B) 25% of the asset premium (discount) plus (C) 3.5% of the total loans subject to loss sharing under the loss sharing agreements as specified in the schedules to the Agreement.
     Centennial Bank did not acquire the real estate, banking facilities, furniture and equipment of Wakulla as part of the Acquisition but may exercise its option under the Agreement within 90 days after the Acquisition to purchase some or all of these assets at fair market value from the FDIC.
     All capitalized terms used herein but not otherwise defined are ascribed the meanings as given in the Agreement. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.
Item 7.01 Regulation FD Disclosure.
     On October 1, 2010, the Company issued a press release announcing the Acquisition. Copies of the press release and related supplemental materials were provided as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K filed on October 4, 2010.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
     To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report on Form 8-K no later than December 17, 2010.
(b) Pro Forma Financial Information
     To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report on Form 8-K no later than December 17, 2010.
(d) Exhibits
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, Among the Federal Deposit Insurance Corporation, Receiver of Wakulla Bank, Crawfordville, Florida, the Federal Deposit Insurance Corporation, and Centennial Bank, dated as of October 1, 2010.

99.1	Press Release: Home BancShares and Centennial Bank Build Presence in Florida Panhandle with Strategic Acquisition (incorporated by reference to Exhibit 99.1 of our Current Report on Form 8-K filed on October 4, 2010).

99.2	Supplemental materials to Press Release dated October 1, 2010 (incorporated by reference to Exhibit 99.2 of our Current Report on Form 8-K filed on October 4, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)

Date: October 7, 2010	/s/ Brian Davis Brian Davis
Chief Accounting Officer

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